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                                                                Exhibit (11) (a)

                       HEALTHDYNE, INC. AND SUBSIDIARIES
                    Computation of Earnings Per Common Share
                (Amounts in thousands, except per share amounts)
                                  (Unaudited)


                                                                   Three Months Ended        Six Months Ended
                                                                   ------------------        ----------------
                                                                        June 30,                  June 30,
                                                                   ------------------        ----------------
                                                                    1995        1994          1995      1994
                                                                    ----        ----          ----      ----
Primary
-------
Loss from continuing operations                                   $  (916)        (65)       (1,385)   (1,508)
Earnings (loss) from discontinued operations                         (668)     18,127           463    17,615
                                                                  -------      ------        ------    -------
Net earnings (loss)                                               $(1,584)     18,062          (922)   16,107
                                                                  =======      ======        ======    =======

Shares:
         Weighted average number of common shares
          outstanding                                              15,355      15,245        15,324    15,220
         Shares issuable from assumed exercise of
          options and warrants                                          -          29             -        58
                                                                  -------      ------        ------    ------

         Weighted average number of common shares
           and common share equivalents                            15,355      15,274        15,324    15,278
                                                                  =======      ======        ======    ======

Net earnings (loss) per common share
 and common share equivalent:
         Loss from continuing operations                          $  (.06)          -          (.09)     (.10)
         Earnings (loss) from discontinued
          operations                                                 (.04)       1.18           .03      1.15
                                                                  -------      ------        ------    ------
         Net earnings (loss)                                      $  (.10)       1.18          (.06)     1.05
                                                                  =======      ======        ======    ======

Fully Diluted
-------------
Loss from continuing operations                                   $  (916)        (65)       (1,385)   (1,508)
Earnings (loss) from discontinued operations                         (668)     18,127           463    17,615
                                                                  -------      ------        ------    ------
Net earnings (loss)                                               $(1,584)     18,062          (922)   16,107
                                                                  =======      ======        ======    ======

Shares:
         Weighted average number of common
          shares outstanding as adjusted per
          primary computation above                                15,355      15,274        15,324    15,278

         Additional shares issuable from assumed
          exercise of options and warrants
          computed on a fully diluted basis                             -           -             -        10
                                                                  -------      ------        ------    ------
                                                                   15,355      15,274        15,324    15,288
                                                                  =======      ======        ======    ======

Net earnings (loss) per common share
 and common share equivalent:
         Earnings (loss) from continuing
          operations                                              $  (.06)          -          (.09)     (.10)
         Earnings (loss) from discontinued
          operations                                                 (.04)       1.18           .03      1.15
                                                                  -------      ------        ------    ------
         Net earnings (loss)                                      $  (.10)       1.18          (.06)     1.05
                                                                  =======      ======        ======    ======